UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 18, 2007
EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271

(Commission File Number)	(IRS Employer Identification No.)
1600 NE Miami Gardens Drive, North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)
(305) 947-1664
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement
     On April 18, 2007, Equity One, Inc., a Maryland corporation (the “Company”), completed its previously announced offering of $150,000,000 aggregate principal amount of 6.00% Senior Notes due 2017 (the “Notes”) in a private placement to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Notes are guaranteed (the “Guarantees,” and collectively with the Notes, the “Securities”) by certain of the Company’s subsidiaries (the “Guarantors”). The Securities have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws. The Securities were issued pursuant to a supplemental indenture (“Supplemental Indenture No. 11”) dated April 18, 2007 to the indenture dated September 9, 1998 among the Company, the Guarantors and U.S. Bank National Association, as trustee. The foregoing description of the Supplemental Indenture No. 11 does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference hereto.
     On April 18, 2007, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company and the Guarantors agreed to use their reasonable best efforts to register the Securities under the Securities Act and consummate an exchange offer no later than 270 days after the closing of the offering or to file a shelf registration for the resale of the Securities if they cannot effect an exchange offer within that time period. If this requirement is not met, then the annual interest on the Notes will increase by .25 percentage point for the first 90 days following the end of such 270 day period and .25 percentage point for each subsequent 90 day period, up to a maximum of 1.0 percentage point until the exchange offer is complete or until the shelf registration statement is declared effective. The foregoing description of the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Registration Rights Agreement which is attached hereto as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the Notes contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03. The Notes bear interest at 6.00% per annum, payable on March 15 and September 15 of each year, commencing September 15, 2007. The Notes mature on September 15, 2017. The Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time for cash. The redemption price for the Notes will be the sum of the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption price plus a certain Make-Whole Amount (as defined in the Indenture), if any, with respect to the Notes.

ITEM 9.01     Financial Statements and Exhibits
     (d) Exhibits
4.1	Supplemental Indenture No. 11, dated April 18, 2007, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated April 18, 2007, by and among the Company, certain of the Company’s subsidiaries, Deutsche Bank Securities, Inc. and J.P. Morgan Securities, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: April 20, 2007	By:	/s/ Gregory R. Andrews
Gregory R. Andrews
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture No. 11, dated April 18, 2007, by and among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated April 18, 2007, by and among the Company, certain of the Company’s subsidiaries, Deutsche Bank Securities, Inc. and J.P. Morgan Securities, Inc.

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